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                                                                  Exhibit 10.44

                          FINANCING PARTNER AGREEMENT

Financing Partner

                                                        Agreement No.:  AA010600

Name:      Aspen Technology, Inc.
Address:   Ten Canal Park
           Cambridge, MA 02141

     IBM Credit Corporation (IBM Credit, we, us, our) is the United States provider of IBM Global Financing's (IGF) financing offerings and with this agreement (Agreement) establishes our financing relationship with Aspen Technology, Inc. (you, your).

     Our financing relationship with you is intended to assist your customers in obtaining financing from us for the acquisition of information technology equipment, programs and/or services ("Products") from you.

     This Agreement describes the financing partner program (Program) and sets forth the mutual understanding and undertakings in connection with the Program.

1.  Your Referral

     You select the customers that you wish to refer to us for financing. At your discretion, you may either: (i) provide the customer's name to us and our representatives will contact the customer directly, or (ii) complete and submit a financing request (Financing Request) to us. The following information will be required under either option:

     a)  customer's full and legal name and address;

     b) Products to be financed, as well as the cost of the Products and any additional charges or fees associated with each specific Product or its installation; and

     c)  the anticipated installation date(s).

2.  Our Responsibilities

     We shall evaluate the Financing Request and will promptly notify you and the customer of an approval, rejection or request for additional information. We will offer financing to those customers that meet the credit and other relevant criteria that we establish for our financial offerings. We will provide financial selling education to your field sales force.

3.  Your Responsibilities

You agree to:

     a.) Use reasonable efforts to provide contacts and assistance, if required, to assist us in obtaining required credit evaluation financial from your referred customers and providing them with copies of our agreements.

     b.) Provide documentation, to either the customer or to us, that accurately and completely lists the Products you are providing, and the initial costs or fees associated with each specific Product. This includes providing us or assisting us in obtaining customer invoices for all Products which we are financing for the customer.
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                          FINANCING PARTNER AGREEMENT

4. Customer Default

     If one of your customers fails to make payment to us due to the failure of your Products to perform as specified in the warranty sections of your sales, license and/or services agreements and following your reasonable opportunity to cure such Product nonperformance you become obligated to refund amounts under such agreement, you agree to pay to us instead of your customer, with your customer's written approval, any warranty refund payments due under your agreement terms to the extent such amounts were financed by us.

5. Trademarks, Trade Names, Advertising or Promotional Materials

     Neither party shall have the right to use the other party's trademark to trade name in any advertising or promotional materials, or otherwise, without the other party's prior written consent. However, each party hereby consents to the other party identifying it by name, naming you as a Financing Partner under this program and the use of trade names (including use of the IGF trade name) in the following situations:

          1. Communications to each party's sales and sales support teams (sales/administrative procedures and processes; newsletter, etc.);
          2. Communication to IBM Business partners who promote/sell financing;
          3. Our websites;
          4. Presentations to internal audiences;
          5. Presentations to external audiences (Business partners/ distributors/customers);
          6. IBM websites;
          7. Your Websites;
          8. Marketing literature and brochures for internal events;
          9. Marketing literature and brochures for customer events.

You agree to comply with the IGF Advertising Guidelines, that are attached, in the above situations as well as other situations where your compliance with the IGF Advertising Guidelines will be deemed to constitute our prior written consent for such usage.

6. General

     This Agreement may be terminated, by either party, with 90 days' prior written notice and may only be modified in writing, signed by both parties.

     We reserve the right, with 90 days prior written notice to you, to terminate this Program. However, the terms of this Agreement shall continue in effect with respect to any financing already in place for Aspen Technology, Inc. products and/or services financed by IBM Credit Corp.

     We reserve the right, without liability to you, to discontinue or vary the terms of financing proposals to any or all customers.

     You reserve the right, without liability to us, to discontinue or vary the offerings available to your customers.

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                          FINANCING PARTNER AGREEMENT

     We retain absolute discretion not to accept all or part of any request or application for financing for any reason.

     It shall be your responsibility to report, collect, and remit any taxes levied in connection with your selling/licensing software programs or providing taxable services.

     Neither party has any authority to affect or change the other's contracts, prices or terms.

     Neither party will make any representations, warranties or promises of any type, on the other party's behalf to customers or any other party.

7. RATE BUY-DOWN OFFERING

     You may want to provide your customers with a more attractive financing proposal for Products than our standard offerings. Both parties agree that under the terms of this Offering, we offer you the option to buy-down the rate/$1000 (Rate) for financing under the following terms: Upon our acceptance of this Agreement, we will use the Rate Buy-Down Percent indicated below, which may be 0%, to determine a reduction in the Rate that we offer to your customer for Products financing transactions, unless you notify us otherwise prior to our presenting the reduced Rates to the customer. We will document the details of the transaction on a confirming Rate Buy-Down Schedule (Schedule) and the reduced Rate will be valid and effective provided the financing transaction is accepted by the customer prior to the Schedule Expiration Date that is specified in such schedule. When the customer accepts our financing services agreement, we will deduct an amount equal to the sum of the Unit Amount Financed multiplied by the Rate Buy-Down Percent for each item financed (Total Rate Buy-Down Amount) from the amount due under your invoice for the items we are financing and remit the remainder to you upon receipt of all required financing documents.

     On a case by case basis, you may request to buy down a proposed Rate for a transaction at a different Rate Buy-Down Percent than that indicated below. To request such change, you must indicate the modified Rate Buy-Down Percent on a Schedule and return the signed Schedule to us prior to our presenting the Rates to the customer.

Neither party hereunder is under any obligation to either offer or accept a Rate Buy-Down proposal with regard to any specific customer transaction.

Rate Buy-Down Percent - 0%
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                          FINANCING PARTNER AGREEMENT

Please indicate your acceptance of the terms of this Program, as described herein, by signing below.


ACCEPTED BY

IBM Credit Corporation                         Aspen Technology, Inc.

By: /s/ Matt J. Gonsen                         By: /s/ Lisa W. Zappala
   -------------------------                      --------------------------
      Authorized Signature                           Authorized Signature


Matt J. Gonsen       6/15/00                   Lisa W. Zappala       6/15/00
----------------------------                   -----------------------------
Name (Type or Print)   Date                    Name (Type or Print)    Date